Exhibit 99.1
FOR IMMEDIATE RELEASE
Media Contacts: Sean Cassidy
Dan Klores Communications
212-981-5233
Ed Tagliaferri
Dan Klores Communications
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Rick Matthews
Rubenstein Associates
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FX Real Estate and Entertainment Completes Leadership Team
Robert F.X. Sillerman and Barry Shier Assume Key Senior Management Roles
New York — January 9, 2008 — FX Real Estate and Entertainment Inc. (“FXRE”) announced today that Robert F.X. Sillerman and Barry Shier are joining the Company’s senior management team, with Mr. Sillerman to serve as Chairman and Chief Executive Officer, and Mr. Shier to serve as Chief Operating Officer.
This will be the seventh public company built and run by Mr. Sillerman, adding to the list of six prior successful ventures, including CKX, Inc. [NASDAQ:CKXE], where he continues to serve as Chairman and Chief Executive Officer. Mr. Sillerman has also successfully developed a number of real estate projects, including, most recently, the Temenos Anguilla resort.
Mr. Shier has had a long and prominent career in the hotel and gaming industry, having spent more than 15 years with Mirage Resorts Inc. He most recently served as Chairman and Chief Executive Officer of Golden Nugget Las Vegas Corporation, and Chairman of the Board and Chief Executive Officer of Beau Rivage Resort and Casino in Biloxi, Mississippi.
FXRE is an entertainment-oriented real estate development company with a plan to pursue real estate and entertainment-based projects and attractions throughout the world. The Company owns 17.72 contiguous acres of land located at the southeast corner of Las Vegas Boulevard and Harmon Avenue in Las Vegas, Nevada, known as the Park Central Property. FXRE has licensed from Elvis Presley Enterprises, Inc., and Muhammad Ali Enterprises LLC, the right it to use the intellectual property and certain other assets associated with Elvis Presley and Muhammad Ali in the development of its real estate and other entertainment attraction-based projects. FXRE currently anticipates that the development of the Park Central Property will involve multiple elements that incorporate the Elvis Presley assets and theming.
FXRE also expects to play a major role in Elvis Presley Enterprises’ plans to redevelop and expand the Graceland attraction as the centerpiece of the Whitehaven section of Memphis, Tennessee. The master plan for this redevelopment incorporates approximately 100 acres surrounding and contiguous to the Graceland mansion property and is expected to include a new visitor center, exhibition space, retail, hotel, convention facilities, public open space and parking on both sides of Elvis Presley Boulevard.

FXRE will develop up to three hotels to be built as part of the Graceland master plan. In the event that the hotel complexes to be developed by the Company become a larger element of the overall project, including becoming more integrated into the visitor and mansion experience, FXRE may expand its relationship with Elvis Presley Enterprises to assume a larger role in the overall development.
“I am enormously excited by the opportunity to further enhance the legacies of Elvis Presley and Muhammad Ali through the development of our planned real estate-based projects,” said Mr. Sillerman. “I know Barry shares my vision of the opportunities available to us in Las Vegas, Memphis and worldwide and I look forward to working with him to realize our shared vision for the company.”
Mr. Shier added, “The opportunity to work with Bob in developing a global, entertainment- centered resort and gaming company, incorporating the essence of Elvis Presley and Muhammad Ali, is one of the most exciting undertakings in my professional career, and on par with the wonderful associations I have had in the past, with some of the legends in the hotel and gaming industries.”
As an expression of his confidence, Mr. Sillerman has agreed to accept no annual cash compensation for serving as Chairman and Chief Executive Officer of FXRE, but rather to receive a significant grant of stock options at $20.00 per share, which is twice the price per share to be offered to existing FXRE stockholders in the Company’s previously announced rights offering. These options will vest over a five-year period. Mr. Sillerman, together with The Huff Alternative Fund, L.P., a significant stockholder, has also agreed to backstop the rights offering and purchase all shares in the rights offering that are not otherwise subscribed for by stockholders, if any, at the same $10 per share price offered to other stockholders.
In connection with his retention, Mr. Shier has purchased 500,000 shares of the Company’s common stock at a price of $5.14 per share, the price at which CKX made its initial investment in the Company and its ownership of the Park Central Property in Las Vegas. Mr. Shier has also received a significant stock option grant at $10.00 per share, with the options vesting ratably over a two-year period, and becoming exercisable at the end of two years.
For more information on Mr. Sillerman’s employment agreement, Mr. Shier’s employment agreement and Mr. Shier’s stock purchase, please see the Company’s Current Report on Form 8-K, which is available at the SEC’s website at www.sec.gov.
Messrs. Sillerman and Shier are joined in FXRE senior management by Paul Kanavos, the Company’s President; Brett Torino, Chairman of the Las Vegas Division; and Thomas P. Benson, who will serve as Chief Financial Officer. Mr. Kanavos has worked in real estate and hotel development for more than 20 years, including most recently on the development of Ritz Carltons in South Beach (Miami) and Jupiter, Florida, as well as on the Temenos Resort in Anguilla. Mr. Torino is a long-established developer of commercial, residential and resort properties in Nevada, California, Colorado and Arizona. Mr. Benson will continue to serve as the Chief Financial Officer of CKX, Inc., pending consummation of the CKX’s previously announced merger with 19X, Inc., after which Mr. Benson will resign from CKX and assume full time duties with FX Real Estate and Entertainment.

Commencement of Trading on NASDAQ Global Market
Shares of common stock of FX Real Estate and Entertainment will commence trading on the NASDAQ Global Market under the trading symbol “FXRE” on January 10, 2008, the date on which shares of its common stock are being distributed by CKX, Inc. to its stockholders, as more fully described below.
Pending Distribution to Stockholders of CKX, Inc.
On January 10, 2008, CKX stockholders of record will receive two shares of FX Real Estate and Entertainment’s common stock for every ten shares of CKX common and preferred stock held as of December 31, 2007. The distribution of shares in FX Real Estate and Entertainment is intended to give CKX stockholders an interest in FXRE’s location-based exploitation of CKX’s Elvis Presley and Muhammad Ali assets pursuant to the terms of FXRE’s license agreements with CKX and its subsidiaries.
The distribution of FX Real Estate and Entertainment’s common stock is being made pursuant to a prospectus of an effective registration statement previously filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or a solicitation of any offer to buy these securities nor will there by any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
About FX Real Estate and Entertainment
FX Real Estate and Entertainment owns 17.72 contiguous acres of land located at the southeast corner of Las Vegas Boulevard and Harmon Avenue in Las Vegas, Nevada, known as the Park Central Property. FXRE intends to pursue a hotel, casino, entertainment, retail, commercial and residential development project on the Park Central Property. FXRE recently entered into license agreements with Elvis Presley Enterprises, Inc., an 85%-owned subsidiary of CKX, Inc., and Muhammad Ali Enterprises LLC, an 80%- owned subsidiary of CKX, which allows it to use the intellectual property and certain other assets associated with Elvis Presley and Muhammad Ali in the development of its real estate and other entertainment attraction-based projects. FXRE currently anticipates that the development of the Park Central Property will involve multiple elements that incorporate the Elvis Presley assets and theming. In addition, the license agreement with Elvis Presley Enterprises grants FXRE the right to develop, and it currently intends to pursue the development of, one or more hotels as part of the master plan of Elvis Presley Enterprises, Inc. to redevelop the Graceland property and surrounding areas in Memphis, Tennessee.
In addition to its interest in the Park Central Property, its plans with respect to a Graceland-based hotel, and its intention to pursue additional real estate and entertainment-based developments using the Elvis Presley and Muhammad Ali intellectual property, FXRE, through direct and indirect wholly owned subsidiaries, owns 1,410,363 shares of common stock of Riviera Holdings Corporation [AMEX:RIV], a company that owns and operates the Riviera Hotel & Casino in Las Vegas, Nevada and the Blackhawk Casino in Blackhawk, Colorado.
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